UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2008

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

1-9278

31-1168055

(State or other jurisdiction	(Commission	(IRS
Employer of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, Mr. Barry Littrell separated from employment with Carlisle Companies Incorporated (the “Company”).  Mr. Littrell previously served as Group President, Industrial Components.  The terms of Mr. Littrell’s separation are summarized below:

•                  Mr. Littrell will receive an aggregate payment of $455,000.

•                  The Company has agreed to request its health care provider to extend medical coverage for up to one year.

•                  Mr. Littrell was previously granted 4,000 “restricted” shares.  The Company will release to Mr. Littrell the shares on their regularly scheduled release dates (2,000 shares in February 2009 and the remaining 2,000 shares in February 2010).

•                  Mr. Littrell was previously granted options to purchase 54,000 shares of Company common stock.  At this time, 44,000 of the options are fully vested.  The Company agrees that the options will continue to vest in accordance with the vesting schedule listed in the applicable Stock Option Agreement and the expiration dates will remain as set forth in the applicable Stock Option Agreement.

In consideration of the benefits described above, Mr. Littrell is restricted in his ability to compete with the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 2008	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe, Vice President
and Chief Financial Officer